    As filed with the Securities and Exchange Commission on March 24, 2000.

                                             Registration No. 333-______


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
                   ----------------------------------------
            (Exact name of Registrant as specified on its Charter)

     Colorado                                          84-1012129
--------------------                              --------------------
(State or other jurisdiction of                   IRS Employer
incorporation or organization)                    Identification Number


            6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301
                                (303) 527-3230
           ---------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Clifford C. Thygesen
                      American Educational Products, Inc.
                         6550 Gunpark Drive, Suite 200
                           Boulder, Colorado  80301
                                (303) 527-3230
                   ----------------------------------------
          (Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:
                            David H. Drennen, Esq.
                             Neuman & Drennen, LLC
                             5445 DTC Parkway, PH4
                             Englewood, CO  80111
                                 303-221-4700

         Approximate date of commencement of proposed sale to public:

            As soon as practicable after the effective date of the
                            registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE




Title of Each               Proposed      Proposed
Class of                    Maximum       Maximum
Securities     Amount       Offering      Aggregate         Amount of
to be          to be        Price Per     Offering          Registration
Registered     Registered   Share (1)     Price (1)         Fee
-------------  ----------   ---------     ---------         ------------

Common Stock,
$.05 par value
(2)             75,000      $8.00 (3)     $  600,000        $158.40

Common Stock,
$.05 par value
(4)             71,250      $10.00 (5)    $  712,500        $188.10
               -------                    ----------        -------
Total          146,250                    $1,312,500        $346.50


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)  Shares of common stock issuable upon exercise of warrants.

(3)  Based upon the $8.00 per share exercise price of the warrants.

(4)  Shares of common stock issuable upon conversion of convertible notes.

(5)  Based on $10.00 per share conversion price of the notes.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      AMERICAN EDUCATIONAL PRODUCTS, INC.



Item No. and Heading in
Form S-3 Registration Statement         Location In Prospectus
-------------------------------         ----------------------


1. Forepart of the Registration         Forepart of Registration Statement
   Statement and outside front          and outside front cover page
   cover of Prospectus                  of Prospectus

2. Inside front and outside back        Inside front and outside back
   cover pages of Prospectus            pages of Prospectus

3. Summary Information, Risk Factors    Risk Factors
   and Ratio of Earnings to Fixed
   Charges

4. Use of Proceeds                      Use of Proceeds

5. Determination of Offering Price      Determination of Offering Price

6. Dilution                             Not Applicable

7. Plan of Distribution                 Plan of Distribution

8. Description of Securities to be      Description of Securities
   Registered

9. Interest of Named Experts and        Legal Matters
   Counsel

10. Material Changes                    Not Applicable

11. Incorporation of Certain            Incorporation of Certain Documents
   Information by Reference             by Reference

12. Disclosure of Commission Position   Indemnification
   on Indemnification for Securities
   Act Liabilities

                                  Prospectus

                      AMERICAN EDUCATIONAL PRODUCTS, INC.


                                146,250 Shares
                          $.05 par value Common Stock


     * We are registering 146,250 shares of common stock. 75,000 of those shares are issuable upon the exercise of outstanding warrants; and 71,250 of those shares are issuable upon conversion of outstanding convertible notes.

                        ------------------------------

     Investing in our securities involves risks. Please read the risk factors beginning on page 4 before making a decision to invest in our securities.

                        ------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                        ------------------------------

                    Nasdaq SmallCap Market Trading Symbols
                             Common Stock  -  AMEP
                             Warrants      - AMEPW

                        ------------------------------

                The date of this prospectus is March 24, 2000.

                      American Educational Products, Inc.

     We manufacture, develop, market, and distribute educational products to parents, teachers, principals, public and private schools, and school districts throughout the United States and in some selected international locations. Generally, our products can be classified as supplemental instructional aids, that is, products that present educational content in a format different than traditional textbooks. Specifically, we produce manipulative products that students can physically touch, examine, and manipulate to gain additional understanding. Our operations are primarily conducted through our five subsidiaries: Scott Resources, Inc.; Hubbard Scientific, Inc.; SL Distribution, Inc., which is doing business as "Summit Learning"; National Teaching Aids, Inc.; and AEP California, dba To-Sew. Our executive offices are located at 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301. Our telephone number at that address is (303) 527-3230.

     Scott Resources manufactures, develops, and markets both proprietary and non-proprietary supplemental educational materials and instructional programs in the fields of science and mathematics at its principal manufacturing facility located in Fort Collins, Colorado.

     Hubbard Scientific manufactures, develops, and markets both proprietary and non-proprietary supplemental educational and instructional materials in the field of science. National Teaching, a subsidiary of Hubbard develops, manufactures, and markets science products for the K-12 market. Hubbard Scientific and National Teaching maintain their principal manufacturing facility in Chippewa Falls, Wisconsin.

     Summit Learning distributes supplemental educational products through the direct mailing of catalogs. Summit Learning's operations are conducted at its facilities in Fort Collins, Colorado.

     Effective September 1, 1999, we acquired the business known as To-Sew and relocated its operations to our existing facilities in Fort Collins, Colorado. To-Sew manufactures and distributes supplemental educational products.

                                 Risk Factors

You should consider carefully the following risk factors in addition to the other information contained in this prospectus:

Unspecified Use of Proceeds. We will have broad discretion to allocate any proceeds we receive from the exercise of warrants. We cannot guarantee that the monies received will improve our operations.

     The monies that we may receive from the exercise of the warrants have been allocated generally to provide working capital for operations. As such, we will use funds as they are received for such purposes and in such proportions as we deem advisable. While we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our results of operations.

Intense Competition. We are in an extremely competitive industry that is dominated by several companies, which have significantly greater financial, technical and marketing resources, than we have.

     Intense competition and extensive research and development efforts characterize the industry in which we compete. New product developments, and enhancements of existing products, are expected to continue and we cannot assure you that discoveries by others will not render our products non-competitive. Sales of technology related products such as computers and other electronic products are growing at a faster rate than sales of manipulatives and videos. We do not manufacture technology related products and have no such products currently under development.

     There are many companies, both public and private, that develop products for the same applications as we pursue. The products manufactured by these competitors range from textbooks to manipulatives and models. Many of these entities publish catalogs in addition to listing their products in dealer catalogs. Some of these companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than we have and represent substantial long-term competition for us. These companies may succeed in developing products that are more effective or less costly than any products that we may currently own or be developing in the future.

     Additionally, during the last three years, there has been increasing competition from foreign manufacturers of educational products. These products are often priced less than our products. While we can provide our customers with better delivery schedules and more comprehensive teacher manuals, foreign competition may still have an adverse effect on us.

Risk Caused by Changing School Procurement Policies. Change in school procurement policies may adversely impact our sales.

     Over the past ten years, many school districts have de-centralized their purchasing of educational products. Increasingly, purchasing decisions are being made at the school, or classroom level, rather than at the school district level. This change has caused educational product manufacturers to market through catalogs and other direct sales channels, rather than through distributors and sales representatives. Additionally, we believe that products may begin to be marketed over the internet. Although we our not aware of a significant amount of internet marketing of educational products, if we are not able to respond to these new marketing techniques, our sales will suffer.

Risk of Inability to Integrate Acquired Businesses. We may not be able to integrate acquired businesses in a manner that is beneficial to us, or that results in additional profits.

     We believe that our ultimate success and profitability turns, in part, on our ability to expand our product base and strengthen our market position via acquisition. As a result, we actively seek acquisition opportunities that complement our existing business. By expanding our product base, we believe that we will be better able to more fully address the diverse and growing requirements of the education industry. To this end, we believe that the acquisitions of Summit Learning, National Teaching, and To Sew will allow us to provide a more complete and useful product offering within the educational industry. However, we cannot assure you that the integration of any future acquired business into our operations will be completed in a manner that is efficient, effective and timely enough to achieve the anticipated benefits of the acquisitions, or that the acquisitions will result in additional profits. Integrating the companies will require the timely, efficient and effective combination of management, sales and marketing and development and manufacturing teams that prior to the acquisitions operated in different geographic locations, under varying management philosophies. Integration of the companies may also require the combination of differing product lines, product development plans, and marketing approaches. Additionally, the time-consuming task of integrating the companies may distract our attention from our day-to-day business operations.

Risk of Inability to Manage Growth. Our failure to manage growth properly could have a material adverse effect upon our business, financial condition, and results of operations.

     The educational products industry is a very fragmented industry. Thus, the ability to timely deliver a variety of educational products and to provide meaningful customer support for a diverse product offering is indispensable. For this reason, we have adopted a long term growth strategy to develop our product lines and strengthen our market position via acquisition. However, our ability to manage our growth, if any, will require us to continue to improve and expand our management, operational and financial systems and controls. Any measurable growth in business will result in additional demands on customer support, sales, marketing, administrative and technical resources and will place significant strain on our management, administrative, operation, financial and technical resources and increase demand upon our systems and controls. We cannot assure you that we will be able to successfully address these additional demands, or that our operating and financial control systems will be adequate to support our future operations and anticipated growth.

Risks Associated with Our Ability to Make Unspecified Acquisitions. Additional acquisitions, if consummated, could adversely affect our operations.

     In furtherance of our goal to implement and maintain a strategic plan of expansion of our product base through acquisitions we have sought, and may continue to seek, potential acquisitions of products, technologies and businesses in the education industry that could complement or expand our current product offering and business. In the event we identify additional appropriate acquisition candidates, we cannot assure you that we will be able to successfully negotiate, finance or integrate the acquired products, technologies or businesses. Furthermore, such an acquisition could cause a diversion of our time and resources. We cannot assure you that a given acquisition, when consummated, would not materially adversely affect our business and results of operations.

Dependence upon Key Personnel. Our success will depend on our ability to attract and retain key personnel. If we are unable to attract and retain key personnel, we will be unable to succeed in our business plan.

     Our future success is dependent on the continued service of our key technical, marketing, sales, and management personnel and on our ability to continue to attract, motivate, and retain highly qualified employees. Except for a one year agreement with our President, Mr. Thygesen, we currently do not have in place any employment agreements with our key employees. As a result, our key employees may voluntarily terminate their employment at any time. Competition for such employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute our strategy is often lengthy. Accordingly, the loss of the services of key personnel could have a material adverse effect upon our operations and our development efforts.

Inability to Adequately Protect Our Products. We may be unable to prevent the unauthorized use of our products or unauthorized disclosure of our proprietary information. Any unauthorized use or disclosure could have a material adverse effect on our business and operations.

     We rely on copyrights and trademarks for protection of our products. Where registrations of trademarks have not been issued, we claim common law trademark rights to those names. Notwithstanding the foregoing, we cannot assure you that we will obtain additional registrations for any of our trademarks. We may be subject to opposition, cancellation or infringement proceedings based upon the use of those trademarks. If we lose the use of any one or more of our trademarks, it could have a material adverse effect upon our ability to profitably market our products.

     We also rely on trade secret protection for our unpatented proprietary technology. However, trade secrets are difficult to protect. We cannot assure you that others will not independently develop substantially equivalent manipulatives and models or otherwise gain access to our trade secrets, that such trade secrets will not be disclosed or that we can effectively protect our rights to unpatented trade secrets. Despite our precautions, unauthorized parties may attempt to design, copy or obtain and use our products and other information we consider proprietary. We cannot assure you that the precautions we have taken will provide meaningful protection for our products or other proprietary information in the event of unauthorized use or disclosure of this information.

Potential Adverse Effects from Decreases in Educational Funding. A material reduction in funding for public education would adversely effect our profitability.

     The principal markets for our products are elementary, middle and secondary school systems. Most, if not all, of these potential customers rely upon federal, state, and local funding in order to support their activities. The ability of these institutions to purchase our products is dependent upon continued support and funding for public education. A reduction or withdrawal of such support could result in a diminished demand for our products, which, in turn, would adversely effect our operations and profitability.

Risks Related to Limited Liquidity in Trading Markets of our Securities. The trading market for our securities is limited and sporadic.

     Prior to this offering, our common stock and warrants have been thinly traded on the Nasdaq SmallCap Market under the symbols AMEP and AMEPW, respectively. While there currently exists a limited and sporadic public trading market for our securities, the prices are subject to high degrees of volatility and we cannot assure you that the market will improve in the future. Factors discussed in this prospectus may have a significant impact on the market prices of our common stock and warrants.

Potential Adverse Effects of Future Sales. The market price of our securities could be adversely affected by sales of restricted securities.

     Actual sales or the prospect of future sales of shares of our common stock under Rule 144 may have a depressive effect upon the price of, and market for, our common stock. As of December 31, 1999, 1,082,070 shares of our common stock were issued and outstanding. 479,285 of those shares are "restricted securities" and under some circumstances may, in the future, be under a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of other conditions, a person who has beneficially owned restricted shares of common stock for at least one year is entitled to sell, within any three-month period, a number of shares that:

     1. Does not exceed the greater of one percent of the total number of outstanding shares of the same class; or

     2. If the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale.

     A person who presently is not and who has not been one of our affiliates for at least three months immediately preceding a sale and who has beneficially owned the shares of common stock for at least one year is entitled to sell these shares under Rule 144 without regard to any of the volume limitations described above. We may grant options to purchase an additional 16,485 shares of common stock under our incentive stock option plan. We have registered for sale all shares issuable upon exercise of the options granted under our incentive stock option plan. As a result, when the options are exercised, the shares issued will be free-trading, except for limitations imposed upon directors, officers and affiliates who exercise options granted under the plan. We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely effect prevailing prices for our common stock and could impair our ability to raise capital in the future through the sale of equity securities.

Potential Adverse Effects of Preferred Stock. We may authorize the issuance of our preferred stock without shareholder approval.

     Our articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock. We can fix and determine the relative rights and preferences of preferred shares and may issue these shares, without further stockholder approval. As a result, we could authorize the issuance of a series of preferred stock that would:

     1.   Grant to holders preferred rights to our assets upon liquidation;

     2. Grant to holders the right to receive dividend coupons before dividends would be declared to common stockholders; and

     3. Grant to holders the right to the redemption of those shares, together with a premium, prior to the redemption of common stock.

Common stockholders have no redemption rights. In addition, we could issue large blocks of voting stocks to fend against unwanted tender offers or hostile takeovers without further shareholder approval.

Possible Dilution and other Adverse Effects from Future Sales of Additional Shares. The exercise of outstanding options and warrants and/or our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in this offering.

     We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this offering. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. We have outstanding options exercisable to purchase up to 183,300 shares of common stock at a weighted average exercise price of $6.49 per share, and outstanding warrants exercisable to purchase up to 992,000 shares of common stock at a weighted average exercise price of $10.00 per share. Holders of the options or warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to us than the exercise terms provided by such options or warrants. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor in this Offering.

                            Additional Information

     We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the Commission.

     (a) Annual report on Form 10-KSB for the fiscal year ended December 31, 1999.

     (b) Proxy Statement for the annual meeting of shareholders held on July 21, 1999.

You may request a copy of these filings at no charge by a written or oral request to Clifford C. Thygesen, President, American Educational Products, Inc., 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301 (303) 527-3230. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

                          Forward-Looking Statements

     This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are prospective. These statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from the information contained in the forward-looking statements. We cannot control many of those risks and uncertainties, which include competitive pressures, changing economic conditions, and other factors.

                                Use of Proceeds

     If all of the 146,250 shares offered hereby are purchased upon exercise of the warrants and conversion of the notes, we will receive gross proceeds of $1,312,500, from which we will pay the expenses which will be incurred in connection with the registration of the shares, which are estimated to be $12,000. You will not pay any of the expenses which are expected to be incurred in connection with the registration of the shares, but will pay all commissions, discounts and other compensation to any securities broker-dealers through whom you sell any of the shares.

     We will utilize a portion of the net proceeds, if any, realized from the exercise of the warrants to reduce our existing borrowings under our working capital line of credit. We will use any additional proceeds for working capital and for general corporate purposes, at our discretion. Actual expenditures, however, may vary substantially depending upon economic conditions and opportunities we are able to identify. Due to an inability to precisely forecast events, we are unable to predict the precise period for which this Offering will provide financing.

                        Determination of Offering Price

     The offering price of the shares offered is $8.00 and $10.00 per share. The exercise prices per share were determined by us and bears no relationship to the market price of our common stock, the prevailing market conditions, our operating results in recent periods, our book value or other recognized criteria of value.

                             Plan of Distribution

     We have issued 75,000 warrants to two individuals as part of a financial public relations contract with them. The warrants entitle the holders to purchase up to 75,000 shares of common stock at an exercise price of $8.00 per share.

     In connection with our acquisition of National Teaching Aids in April 1998 we issued promissory notes having an aggregate principal amount of $950,000. The notes were payable in four annual installments of $237,500, plus accrued interest. The payment made on April 30, 1999 reduced the principal of the note to $712,500. The second payment on the notes is due in April 2000. The notes are convertible at our option into shares of common stock if the public trading price of our common stock on NASDAQ exceeds $11.00 per share for twenty or more consecutive trading days.

     When we issue conversion stock to the noteholders, the noteholders will be given the right to require us to redeem those shares at $10.00 per share if
(1) the shares are not eligible for sale in reliance upon Rule 144(k) under the Securities Act, and (2) either (a) a registration statement under the Securities Act is not declared effective within sixty days following the conversion, or (b) the closing bid price of our common stock on the effective date of the registration statement is less than $10.00 per share.

     We are offering the shares of common stock underlying the warrants and the notes. Those shares may be offered on a delayed or continuous basis under Rule 415 under the Securities Act. No underwriter or placement agent will be involved and no commissions or similar compensation will be paid to any person. You may resell the shares of common stock from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, or through other methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. You may sell the common stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from you and/or the purchasers of the shares.

     You and any broker-dealers that act as a principal in connection with the sale of the warrants and/or shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act. You may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against some forms of liability, including liability arising under the Securities Act. We will not receive any proceeds from the sales of shares by you. Transactions involving the shares or even the potential of such sales, may have an adverse effect on the market price of the warrants and/or our common stock.

     We have agreed to pay all expenses incurred in connection with the registration of the securities we are offering. You will be responsible to pay any and all commissions, discounts, and other payments to broker-dealers incurred in connection with your sale of the common stock.

                                Indemnification

     Our by-laws provide for the indemnification of officers and directors to the maximum extent allowable under Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under such provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           Description of Securities

     We are authorized to issue up to 100,000,000 shares of common stock, $.05 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share.

     The shares of common stock covered by this prospectus will be fully paid and nonassessable.

Common Stock

     Each holder of our common stock is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all of the directors.

     The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences, which may be granted to holders of preferred stock, each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as we may declare. Upon our liquidation, dissolution or winding up, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of common stock are entitled to receive pro rata those assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid, and nonassessable.

                                 Legal Matters

     The law firm of Neuman & Drennen, LLC will issue an opinion regarding the legality of the warrants. We will pay the firm of Neuman & Drennen, LLC a fee, estimated to be $6,000. Clifford L. Neuman, a member of the firm, has been a member of our board of directors since November 1990, and the Audit Committee of our board of directors since April 1991, and also owns 15,000 shares of our common stock, warrants to purchase an additional 13,000 shares of common stock and options exercisable to purchase an additional 10,000 shares of common stock.

                                    Experts

     Our consolidated financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement and prospectus in reliance upon the report of Hein + Associates LLP, Independent Certified Public Accountants, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer would not be permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this document or the date of documents incorporated by reference.






TABLE OF CONTENTS                             AMERICAN EDUCATIONAL
                                                 PRODUCTS, INC.
                                                        Page

American Educational                             146,250 Shares
  Products, Inc.               2           $.05 par value Common Stock
Risk Factors                   3
Additional Information         8
Forward-looking Statements     8
Use of Proceeds               10
Determination of Offering
  Price                       10
Plan of Distribution          10
Indemnification               11                   PROSPECTUS
Description of Securities     11
Legal Matters                 12
Experts                       12

                                            __________________, 2000

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.   Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by us, are as follows:

           SEC Filing Fee                               $ 386
           Printing Expenses*                             600
           Accounting Fees and Expenses*                2,000
           Legal Fees and Expenses*                     6,000
           Blue Sky Fees and Expenses*                  1,000
           Registrar and Transfer Agent Fee*            1,000
           Miscellaneous*                               1,014

           Total*                                     $12,000

---------------

* Estimated


Item 15.  Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     a. Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide for the indemnification of a corporation's officers and directors under certain circumstances.

                                 *     *     *

     b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

     c. Article XII of Registrant's Articles of Incorporation provides, in part:

          "e. To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

     d. We currently pay for and maintain an insurance policy in the amount of $1,000,000 that covers directors' and officers' liability.


Item 16.  Exhibits.

     a. The following Exhibits are filed as part of this Registration Statement under Item 601 of Regulation SB:

Exhibit No.         Title
-----------         -----

     5.1            Opinion of Neuman & Drennen, LLC

     24.1           Consent of Hein + Associates, LLP

     24.2           Consent of Neuman & Drennen, LLC

------------------

Item 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To provide, upon effectiveness, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes to deliver or to cause to be delivered with the Prospectus to each person to whom the prospectus is sent or given the latest annual report to security holders that is incorporated by reference in the Prospectus and furnish under and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the to Form S-3 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Boulder, State of Colorado on the 24th day of March, 2000.

                              AMERICAN EDUCATIONAL PRODUCTS, INC., a
                              Colorado corporation


                              By:  /s/ Clifford C. Thygesen
                                   -------------------------------
                                   Clifford C. Thygesen, President

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Pre-Effective Amendment No. 3 to Registration Statement on Form S-3 has been signed by the following persons in the capacities with American Educational Products, Inc. and on the dates indicated.

Signature                              Title                Date
---------                              -----                ----

/s/ Robert A. Scott           Chairman of the Board,        3/24/00
------------------------        Director, Secretary
Robert A. Scott


/s/ Clifford C. Thygesen     President, CEO, Director       3/24/00
------------------------
Clifford C. Thygesen


/s/ Frank L. Jennings        Chief Financial Officer,       3/24/00
------------------------        Assistant Secretary
Frank L. Jennings


/s/ John J. Crawford                 Director               3/24/00
------------------------
John J. Crawford


/s/ Stephen G. Calandrella           Director               3/24/00
-------------------------
Stephen G. Calandrella


/s/ Wayne R. Kirschling              Director               3/24/00
--------------------------
Wayne R. Kirschling


/s/ Richard J. Ciurczak              Director               3/24/00
--------------------------
Richard J. Ciurczak


/s/ Clifford L. Neuman               Director               3/24/00
--------------------------
Clifford L. Neuman